Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Netlist, Inc., a Delaware corporation (“Netlist”) for the quarter ended September 27, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned officers of Netlist certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Netlist.

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Date:November 12, 2025	/s/ Chun K. Hong
Chun K. Hong
President, Chief Executive Officer and Director

Date:November 12, 2025	/s/ Gail Sasaki
Gail Sasaki
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Netlist and will be retained by Netlist and furnished to the Securities and Exchange Commission or its staff upon request.